EXHIBIT 10.26

                             EARLYBIRDCAPITAL, INC.
                             ONE STATE STREET PLAZA
                            NEW YORK, NEW YORK 10004

                  --------------------------------------------

                        MERGER AND ACQUISITION AGREEMENT
                   -------------------------------------------

________ __, 2003


CPI Aerostructures, Inc.
200A Executive Drive
New York, New York 11717

Attn: Edward J. Fred, President
         and Chief Financial Officer

Ladies and Gentlemen:

     This is to confirm our agreement whereby CPI Aerostructures, Inc. ("Company") has requested EarlyBirdCapital, Inc. ("Consultant") to render services to it and the Consultant has agreed to render such services on the terms and conditions set forth herein:

     1. Agreement Regarding Mergers and Acquisitions

     (a) In the event that any acquisition of and/or merger with another company or joint venture, strategic alliance or other contract or arrangement with any third party including, without limitation, (i) the sale of the business, assets or stock of the Company or any of its subsidiaries or affiliates or any significant portion thereof, (ii) the purchase of the business, assets or stock of a third party or any significant portion thereof or (iii) entering into a commercial relationship with a third party not involving a transaction of the type referred to in clause (i) or (ii) (collectively, a "Transaction"), occurs that results from or is caused by one or more introductions made by the Consultant, the Company shall pay the Consultant as follows:



        Legal Consideration          Fee
        -------------------          ---

        $ -0- to $5,000,000          $5%,

        $5,000,001 to $7,000,000     $250,000 plus 4% of excess Legal
                                     Consideration over $5,000,000

        $7,000,001 to $9,000,000     $330,000 plus 3% of excess Legal
                                     Consideration over $7,000,000

        Over $9,000,000              $390,000 plus 2% of excess Legal
                                     Consideration over $9,000,000

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     If the Company believes that an introduction made to it by the Consultant is not subject to the terms of this Agreement, then it shall, within ten business days after such introduction, give written notice thereof to the Consultant.

     The phrase "Legal Consideration" for the purpose of this Agreement, shall mean the total value of the securities (valued as determined in the applicable agreement governing the terms of the Transaction or, if not so valued, at market on the day of closing, or if there is no public market, valued as set forth herein for other property), cash and assets and property or other benefits exchanged by the Company or received by the Company or its shareholders as consideration as a result of or arising out of the Transaction, irrespective of the period of payment or terms (all valued at fair market present value as agreed or, if not, by an independent appraiser selected by the Consultant in good faith).

     (b) All fees payable under this Section 1 are due and payable to the Consultant, in cash or by certified check, at the closing or closings of any Transaction; provided, that if the Legal Consideration on any Transaction is other than all cash, the payment to the Consultant shall be, at the option of the Company, either the cash equivalent or such other consideration proportionate with the types of Legal Consideration paid on such Transaction. If a proposed transaction is not consummated for any reason, no amounts shall be payable to the Consultant under this Section 1.

     2. Term and Termination

     This Agreement shall be for a term of five years from the date hereof; provided, however, that notwithstanding termination, the Company's obligations to the Consultant under this Agreement shall remain in full force and effect with respect to any Transaction that results from or is caused by an introduction made by the Consultant and that is consummated within two years following the termination of this Agreement.

     3. Expenses

     The Consultant shall bear all costs and expenses incurred by the Consultant directly in connection with the introduction(s) or attempted introduction(s) made by the Consultant in connection with Transactions and otherwise in connection with the performance of its services hereunder, unless otherwise agreed to by the Company.

     4. Use of Name and Reports

     Use of the Consultant's name in annual reports or any other reports of the Company or press releases issued by the Company shall require the prior written approval of Consultant.

     5. Status as Independent Contractor

     The Consultant shall perform its services as an independent contractor and not as an employee of the Company or affiliate thereof. It is expressly understood and agreed to by the parties that the Consultant, and any individual or entity that the Consultant shall employ in order to perform its services hereunder, shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

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     6. Entire Agreement

     This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

     7. Notices

     Any notices required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail or private courier service, return receipt requested, addressed to each party at its respective address set forth above, or such other address as may be given by either party in a notice given pursuant to this Section 7.

     8. Successors and Assigns

     This Agreement may not be assigned by either party without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns.

     9. Non-Exclusivity

     Nothing herein shall be deemed to restrict or prohibit the engagement by the Company of other consultants providing the same or similar services or the payment by the Company of fees to such parties.

     10. Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws.

     If the foregoing correctly sets forth the understanding between the Consultant and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, whereupon this letter shall become a binding contract.


                                                     EARLYBIRDCAPITAL, INC.

                                                 By:___________________________
                                                     Steven A. Levine,
                                                     Managing Director

Agreed to and accepted as of
the date above written:

CPI AEROSTRUCTURES, INC.

By:_____________________________
     Edward J. Fred,
     President





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